Exhibit 2.6
AMENDMENT NO. 2 TO UNIT PURCHASE AGREEMENT
This Amendment No. 2 (this “Amendment”) to that certain Unit Purchase Agreement (the “Purchase Agreement”), dated as of September 12, 2018, by and among Sherpa Government Solutions LLC, a Delaware limited liability company (the “Company”), GTY Technology Holdings Inc., a Cayman Islands exempted company (“GTY”), the Sherpa Holders and David Farrell, in his capacity as the Sherpa Holders’ Representative, is effective as of December 28, 2018. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Unit Purchase Agreement.
RECITALS
WHEREAS, the Company, GTY, David Farrell and the Sherpa Holders are Parties to the Purchase Agreement; and
WHEREAS, the Parties desire to amend the Purchase Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1. Amendment of Article 10 of the Purchase Agreement.   The following defined term is hereby amended and restated in its entirety to read:
“Necessary Cash Amount” means $270,000,000.
2. Miscellaneous.
(a) From and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Purchase Agreement as amended hereby.
(b) Except as specifically set forth above, the Purchase Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.
(c) This Amendment may be executed simultaneously in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.
(d) Sections 11.7 through 11.16 of the Purchase Agreement apply to this Amendment mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and deliver this Amendment on the date first written above.
SHERPA GOVERNMENT SOLUTIONS LLC
By: /s/ David Farrell Name: David Farrell Title: Managing Member
GTY TECHNOLOGY HOLDINGS INC.
By: /s/ Harry You Name: Harry You Title: President & CFO
SHERPA HOLDERS’ REPRESENTATIVE
By: /s/ David Farrell Name: David Farrell
(Being all of the SHERPA HOLDERS)
/s/ David Farrell David Farrell
/s/ Bryan Reed Bryan Reed
/s/ Mar Taloma Mar Taloma
/s/ Ted Lewis Ted Lewis
/s/ Steven Magida Steven Magida
[Signature Page to Amendment No. 2 to Unit Purchase Agreement]